Exhibit 99.1

Hoth Therapeutics Announces Exercise of Warrants for $4.2 Million Gross Proceeds

NEW YORK, March 27, 2024 /PRNewswire/ Hoth Therapeutics, Inc. (NASDAQ: HOTH), a patient focused biopharmaceutical company, today announced the entry into a definitive agreement for the immediate exercise of certain outstanding warrants to purchase up to an aggregate of 2,500,000 shares of common stock of the Company originally issued in January 2023, having an exercise price of $5.00 per share, at a reduced exercise price of $1.6775 per share. The shares of common stock issuable upon exercise of the warrants are registered pursuant to an effective registration statement on Form S-3 (No. 333-269224). The gross proceeds to the Company from the exercise of the warrants are expected to be approximately $4.2 million, prior to deducting placement agent fees and estimated offering expenses.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the offering.

In consideration for the immediate exercise of the warrants for cash, the Company will issue new unregistered warrants to purchase shares of common stock. The new warrants will be exercisable for an aggregate of up to 3,750,000 shares of common stock, at an exercise price of $1.50 per share, will be immediately exercisable upon issuance and will expire on July 3, 2028.

The offering is expected to close on or about April 1, 2024, subject to satisfaction of customary closing conditions. The Company intends to use the net proceeds from the offering for general working capital needs.

The new warrants described above were offered in a private placement pursuant to an applicable exemption from the registration requirements of the Securities Act of 1933, as amended (the “1933 Act”) and, along with the shares of common stock issuable upon their exercise, have not been registered under the 1933 Act, and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (“SEC”) or an applicable exemption from such registration requirements. The Company has agreed to file a registration statement with the SEC covering the resale of the shares of common stock issuable upon exercise of the new warrants.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About Hoth Therapeutics, Inc.

Hoth Therapeutics is a clinical-stage biopharmaceutical company dedicated to developing innovative, impactful, and ground-breaking treatments with a goal to improve patient quality of life. We are a catalyst in early-stage pharmaceutical research and development, elevating drugs from the bench to pre-clinical and clinical testing. Utilizing a patient-centric approach, we collaborate and partner with a team of scientists, clinicians, and key opinion leaders to seek out and investigate therapeutics that hold immense potential to create breakthroughs and diversify treatment options. To learn more, please visit https://ir.hoththerapeutics.com/.

Forward-Looking Statement

This press release includes forward-looking statements based upon Hoth’s current expectations, which may constitute forward-looking statements for the purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995 and other federal securities laws, and are subject to substantial risks, uncertainties, and assumptions. These statements concern Hoth’s business strategies; the timing of regulatory submissions; the ability to obtain and maintain regulatory approval of existing product candidates and any other product candidates we may develop, and the labeling under any approval we may obtain; the timing and costs of clinical trials, and the timing and costs of other expenses; market acceptance of our products; the ultimate impact of the current coronavirus pandemic, or any other health epidemic, on our business, our clinical trials, our research programs, healthcare systems, or the global economy as a whole; our intellectual property; our reliance on third-party organizations; our competitive position; our industry environment; our anticipated financial and operating results, including anticipated sources of revenues; our assumptions regarding the size of the available market, benefits of our products, product pricing, and timing of product launches; management’s expectation with respect to future acquisitions; statements regarding our goals, intentions, plans, and expectations, including the introduction of new products and markets; and our cash needs and financing plans. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. You should not place reliance on these forward-looking statements, which include words such as “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” or similar terms, variations of such terms, or the negative of those terms. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee such outcomes. Hoth may not realize its expectations, and its beliefs may not prove correct. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors, including, without limitation, market conditions and the factors described in the section titled “Risk Factors” in Hoth’s most recent Annual Report on Form 10-K and Hoth’s other filings made with the U. S. Securities and Exchange Commission. All such statements speak only as of the date made. Consequently, forward-looking statements should be regarded solely as Hoth’s current plans, estimates, and beliefs. Investors should not place undue reliance on forward-looking statements. Hoth cannot guarantee future results, events, levels of activity, performance, or achievements. Hoth does not undertake and specifically declines any obligation to update, republish, or revise any forward-looking statements to reflect new information, future events, or circumstances or to reflect the occurrences of unanticipated events, except as may be required by applicable law.

Investor Contact:

LR Advisors LLC
Email: investorrelations@hoththerapeutics.com
www.hoththerapeutics.com
Phone: (678) 570-6791